EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 13th day of October, 2022.

Elephant Partners GP I, LLC

By:	/s/ Patrick Cammarata, attorney-in-fact
Name:	Jeremiah Daly
Title:	Managing Member

Elephant Partners I, L.P.
By: Elephant Partners GP I, LLC, its general partner

By:	/s/ Patrick Cammarata, attorney-in-fact
Name:	Jeremiah Daly
Title:	Managing Member

Elephant Partners 2019 SPV-A, L.P.
By: Elephant Partners GP I, LLC, its general partner

By:	/s/ Patrick Cammarata, attorney-in-fact
Name:	Jeremiah Daly
Title:	Managing Member

Elephant Partners GP II, LLC

By:	/s/ Patrick Cammarata, attorney-in-fact
Name:	Jeremiah Daly
Title:	Managing Member

Elephant Partners II, L.P.
By: Elephant Partners GP II, LLC, its general partner

By:	/s/ Patrick Cammarata, attorney-in-fact
Name:	Jeremiah Daly
Title:	Managing Member

Elephant Partners II-B, L.P.
By: Elephant Partners GP II, LLC, its general partner

By:	/s/ Patrick Cammarata, attorney-in-fact
Name:	Jeremiah Daly
Title:	Managing Member

/s/ Patrick Cammarata, attorney-in-fact
Jeremiah Daly

/s/ Patrick Cammarata, attorney-in-fact
Andrew Hunt